AGREEMENT

         This AGREEMENT (this "Agreement") is dated as of December 17, 2001 by and between Playboy Enterprises, Inc., a Delaware corporation ("PEI") and Hugh M. Hefner, an individual, whose principal place of business is located at Playboy Mansion West, 10236 Charing Cross Road, Holmby Hills, CA 90024 (the "Holder").

                            W I T N E S S E T H

         WHEREAS, Holder is the holder under that certain promissory note (the "Note"; terms used herein without definition shall have the respective meaning set forth therein) dated December 17, 2001 and issued by Playboy.com, Inc. (the "Company"); and

         WHEREAS, PEI has agreed to, in connection with the issuance of the Note, provide the Holder with a right to surrender the Note for PEI Class B Common Stock, par value $0.01 per share ("PEI Class B Common Stock"), as and to the extent set forth below.

         NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Holder may, on or after the earliest to occur of any Surrender Event (as defined below), if the Note has not been repaid in full, elect to surrender the Note for PEI Class B Common Stock (it being agreed and understood that PEI's obligations hereunder, to the extent applicable, shall survive the date that PEI is no longer subject to the terms of the Credit Agreement for the number of shares of PEI Class B Common Stock specified in Section 2 below). For purposes of this Agreement, "Surrender Event" shall mean any of the following: (i) the Maturity Date; (ii) the date on which PEI is no longer subject to the terms (except for such terms that expressly survive the payment in full of the obligations and termination of the commitments thereunder) of that certain Credit Agreement, dated as of February 26, 1999, as amended from time to time, by and among PEI, PEI Holdings, Inc., the financial institutions from time to time party thereto and Credit Suisse First Boston, as administrative agent, collateral agent and issuing bank (the "Credit Agreement"); (iii) the occurrence and continuation of an Event of Default (as defined in the Note); (iv) the dissolution of the Company or any vote in favor thereof by the Board of Directors of the Company or the stockholders of the Company; or (vi) the Company's insolvency, general assignment for the benefit of creditors, application for or appointment of a receiver, filing of a voluntary or involuntary petition under any provision of the United States Bankruptcy Code or any other United States federal or state statute affording relief to debtors; or there shall be commenced against the Company any such proceeding or filed against the Company any such application or petition which proceeding, application or petition is not dismissed or withdrawn within sixty (60) days of commencement or filing as the case may be.

         2. In the event that the Holder elects to surrender the Note for PEI Class B Common Stock pursuant to Section 1 above, PEI shall issue to the Holder the number of shares of PEI Class B Common Stock determined by dividing the Conversion Amount by $19.90 (125% of the volume weighted average closing price of the PEI Class B Common Stock (as equitably adjusted for any stock dividends, combinations, splits or similar transactions) on the five (5) trading days immediately prior to date of the
Note), rounded up to the next full share. Upon such surrender, PEI shall issue to Holder the requisite number of shares of PEI Class B Common Stock, duly authorized, validly issued, fully paid and non-assessable. PEI represents that the Board of Directors of PEI has reviewed and approved the execution of this Agreement. Notwithstanding anything to the contrary contained herein, no surrender of the Note or issuance of shares of PEI Class B Common Stock shall be made hereunder if such surrender or issuance
(a) would violate the terms of or result in an Event of Default (as defined in the Credit Agreement) under the Credit Agreement, in which case such surrender or issuance shall not occur or be permitted until such time that such surrender or issuance is not prohibited by the terms of the Credit Agreement or (b) has not been approved by the stockholders of the Company entitled to vote thereon (to the extent required by the rules of The New York Stock Exchange).

         3. Holder shall, if he elects to surrender the Note (in accordance with Section 1 hereof), cause written notice to be delivered to the Company and PEI of such election. Upon receipt of such notice, PEI shall set a date, which shall be as soon as practicable following receipt of such notice, upon which the Note shall be so surrendered, and PEI will take such actions, as are necessary to effectuate the issuance of such shares of PEI Class B Common Stock, subject to the conditions set forth in Section 2 hereof.

         4. Upon surrender in accordance with the terms hereof, PEI shall issue and deliver, at its expense, to Holder a certificate or certificates representing that number of shares of PEI Class B Common Stock to which Holder is entitled upon such surrender. Each of Holder and PEI agree to execute and deliver any such additional agreements, powers and instruments as may be necessary in order to carry into effect the terms, provisions and purposes of this Agreement.

         5. Any and all notices, requests, consents and demands required or permitted to be given hereunder shall be in writing, delivered to (a) with respect to Holder and the Company, to the addresses set forth in the Note and (b) with respect to PEI, to 680 North Lake Shore Drive, Chicago, IL 60611 (marked "Attention: General Counsel"). Any party may change by notice the address to which notices to it are to be addressed.

         6. Holder acknowledges that any PEI Class B Common Stock issuable pursuant to the terms hereof has not been registered or qualified under federal or state securities laws. Holder hereby represents and warrants to PEI that (a) Holder is acquiring any PEI Class B Common Stock for his own account and not with a view to, or for sale in connection with, any resale or distribution of the PEI Class B Common Stock; (b) Holder is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D;
(c) Holder has had the opportunity to ask questions and receive answers from PEI (and its officers, employees and agents) regarding the terms and conditions of PEI Class B Common Stock and the business, assets, operations, prospects and financial condition of PEI; (d) Holder has the experience and the ability to evaluate, and he has evaluated, the merits and risks of an investment in PEI Class B Common Stock and can bear the economic risk thereof and understands that he could lose the entire amount thereof; and (e) Holder understands that the PEI Class B Common Stock is characterized as "restricted securities" under the federal securities laws, that Holder is familiar with the resale limitations imposed thereby and that it is agreed and understood that certificates evidencing the PEI Class B Common Stock, if issued, shall bear a legend substantially to that effect.

         7. This Agreement shall expire on the first to occur of (i) the surrender of the Note and the issuance of PEI Class B Common Stock as contemplated by this Agreement; (ii) the payment in full of the unpaid principal and accrued and unpaid interest on the Note; and (iii) the expiration of the statute of limitation applicable to the collection of amounts owed under the Note (the "Statute Lapse Date"), provided that, if the surrender of the Note or issuance of shares hereunder shall not be permitted under the Credit Agreement on the Statute Lapse Date, this Agreement shall not terminate until 60 days after the date on which PEI provides written notice to the Holder that such surrender and issuance is no longer prohibited under the Credit Agreement.

         8. This Agreement may not be assigned, by the Holder without the prior written consent of PEI (other than pursuant to laws of descent and distribution); provided however, that Holder may assign this Agreement to a Grantor Trust in which he, or members of his family, are the sole income beneficiaries.

         9. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California, without giving effect to the conflicts of law principles thereof.




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         IN WITNESS WHEREOF, the parties hereto have entered into this
Agreement as of the date first written above.


                                            PLAYBOY ENTERPRISES, INC.


                                            By:   /s/ Howard Shapiro
                                                  -----------------------
                                            Name:  Howard Shapiro
                                            Title: Executive Vice President,
                                                   Law and Administration


                                            /s/ Hugh M. Hefner
                                            -----------------------------
                                            HUGH M. HEFNER